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             LAW OFFICES
  BALLARD SPAHR ANDREWS & INGERSOLL, LLP                  BALTIMORE, MD
     1735 MARKET STREET, 51ST FLOOR                        DENVER, CO
  PHILADELPHIA, PENNSYLVANIA 19103-7599                 SALT LAKE CITY, UT
            215-665-8500                                  VOORHEES, NJ
         FAX: 215-864-8999                               WASHINGTON, DC
        www.ballardspahr.com                             WILMINGTON, DE

                                             November 16, 2005

AIM Equity Funds
11 Greenway Plaza, Suite 100
Houston, TX 77046-1173

Ladies and Gentlemen:

      We have acted as counsel to AIM Equity Funds, a Delaware statutory trust (the "Trust"), in connection with the following:

      (i) That certain Agreement and Plan of Reorganization (the "Premier Equity Plan") by and among the Trust, on behalf of its series portfolio, AIM Charter Fund ("Charter") and AIM Funds Group, on behalf of its series portfolio, AIM Premier Equity Fund ("Premier Equity") and A I M Advisors, Inc. ("AIM"), which provides for the reorganization of Premier Equity with and into Charter (the "Premier Equity Reorganization"). Pursuant to the Premier Equity Plan, all of the assets of Premier Equity will be transferred to Charter, Charter will assume all of the liabilities of Premier Equity and the Trust will issue shares of each class of Charter to shareholders of Premier Equity corresponding to the class of shares of Premier Equity held by such shareholders. The value of each Premier Equity shareholder's account with Charter after the Premier Equity Reorganization will be the same as the value of such shareholder's account with Premier Equity immediately prior to the Premier Equity Reorganization.

      (ii) That certain Plan of Reorganization (the "Weingarten Plan") adopted by the Trust, on behalf of its series portfolios, AIM Constellation Fund ("Constellation") and AIM Weingarten Fund ("Weingarten"), which provides for the reorganization of Weingarten with and into Constellation (the "Weingarten Reorganization"). Pursuant to the Weingarten Plan, all of the assets of Weingarten will be transferred to Constellation, Constellation will assume all of the liabilities of Weingarten and the Trust will issue shares of each class of Constellation to shareholders of Weingarten corresponding to the class of shares of Weingarten held by such shareholders. The value of each Weingarten shareholder's account with Constellation after the Weingarten Reorganization will be the same as the value of such shareholder's account with Weingarten immediately prior to the Weingarten Reorganization.

      (iii) That certain Plan of Reorganization (the "Aggressive Growth Plan") adopted by the Trust, on behalf of its series portfolios, AIM Constellation Fund ("Constellation") and AIM Aggressive Growth Fund ("Aggressive Growth"), which provides for the reorganization of Aggressive Growth with and into Constellation (the "Aggressive Growth

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AIM Equity Funds
November 16, 2005
Page 2

Reorganization"). Pursuant to the Aggressive Growth Plan, all of the assets of Aggressive Growth will be transferred to Constellation, Constellation will assume all of the liabilities of Aggressive Growth and the Trust will issue shares of each class of Constellation to shareholders of Aggressive Growth corresponding to the class of shares of Aggressive Growth held by such shareholders. The value of each Aggressive Growth shareholder's account with Constellation after the Aggressive Growth Reorganization will be the same as the value of such shareholder's account with Aggressive Growth immediately prior to the Aggressive Growth Reorganization.

      (iv) That certain Plan of Reorganization (the "Blue Chip Plan") adopted by the Trust, on behalf of its series portfolios, AIM Large Cap Growth Fund ("Large Cap Growth") and AIM Blue Chip Fund ("Blue Chip"), which provides for the reorganization of Blue Chip with and into Large Cap Growth (the "Blue Chip Reorganization"). Pursuant to the Blue Chip Plan, all of the assets of Blue Chip will be transferred to Large Cap Growth, Large Cap Growth will assume all of the liabilities of Blue Chip and the Trust will issue shares of each class of Large Cap Growth to shareholders of Blue Chip corresponding to the class of shares of Blue Chip held by such shareholders. The value of each Blue Chip shareholder's account with Large Cap Growth after the Blue Chip Reorganization will be the same as the value of such shareholder's account with Blue Chip immediately prior to the Blue Chip Reorganization.

      As used herein, "Plans" shall refer to the Premier Equity Plan, the Aggressive Growth Plan, the Weingarten Plan and the Blue Chip Plan; "Selling Fund(s)" shall refer to Premier Equity, Aggressive Growth, Weingarten and Blue Chip; "Buying Fund(s)" shall refer to Charter, Constellation and Large Cap Growth; and "Reorganizations" shall refer to the Premier Equity Reorganization, the Aggressive Growth Reorganization, the Weingarten Reorganization and the Blue Chip Reorganization.

      In connection with our giving this opinion, we have examined copies of the Trust's Amended and Restated Certificate of Trust, Amended and Restated Agreement and Declaration of Trust, as amended (the "Trust Agreement"), resolutions of the Board of Trustees adopted November 14, 2005, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Trust.

      The opinion expressed below is based on the assumption that a Registration Statement on Form N-14 with respect to the classes of shares of each Buying Fund to be issued to the shareholders of the corresponding classes of shares of each Selling Fund pursuant to the applicable Plans, as set forth on Exhibit A hereto (the "Buying Funds Shares"), will have been filed by the Trust with the Securities and Exchange Commission and will have become effective before any of the Reorganizations occur.

      Based on the foregoing, we are of the opinion that the Buying Funds Shares are duly authorized and, when issued by the Trust to the shareholders of the applicable Selling Fund in accordance with the terms and conditions of the applicable Plan, will be legally issued, fully paid and nonassessable.

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AIM Equity Funds
November 16, 2005
Page 3

      We express no opinion concerning the laws of any jurisdiction other than the federal laws of the United States of America and the Delaware Statutory Trust Act.

      Both the Delaware Statutory Trust Act and the Trust Agreement provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust's obligations to the extent that the courts of another state which does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of a fund for all loss and expense of any shareholder held personally liable for the obligations of that fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which a fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

      We consent to the filing of this opinion as an Exhibit to the Trust's Registration Statement on Form N-14, and to the references to our firm under the following captions under the heading "The Reorganization(s)," "Other Terms," "Federal Income Tax Consequences" and "Legal Matters," in the combined Proxy Statement/Prospectus for each Selling Fund, which are included in such Registration Statement.

                                      Very truly yours,

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
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                                      EXHIBIT A
                          BUYING FUNDS AND SELLING FUNDS SHARES

                                                      Corresponding Classes of
Classes of Shares of Selling Fund                      Shares of Buying Fund

       AIM Premier Equity Fund                            AIM Charter Fund
            Class A Shares                                 Class A Shares
            Class B Shares                                 Class B Shares
            Class C Shares                                 Class C Shares
            Class R Shares                                 Class R Shares
      Institutional Class Shares                    Institutional Class Shares

                                                      Corresponding Classes of
 Classes of Shares of Selling Fund                     Shares of Buying Fund

      AIM Aggressive Growth Fund                       AIM Constellation Fund
            Class A Shares                                 Class A Shares
            Class B Shares                                 Class B Shares
            Class C Shares                                 Class C Shares
            Class R Shares                                 Class R Shares
      Institutional Class Shares                     Institutional Class Shares

                                                      Corresponding Classes of
      Classes of Shares of Selling Fund                 Shares of Buying Fund

      AIM Weingarten Fund                               AIM Constellation Fund
            Class A Shares                                  Class A Shares
            Class B Shares                                  Class B Shares
            Class C Shares                                  Class C Shares
            Class R Shares                                  Class R Shares
      Institutional Class Shares                    Institutional Class Shares

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                                                      Corresponding Classes of
      Classes of Shares of Selling Fund               Shares of Buying Fund

          AIM Blue Chip Fund                         AIM Large Cap Growth Fund
            Class A Shares                                 Class A Shares
            Class B Shares                                 Class B Shares
            Class C Shares                                 Class C Shares
            Class R Shares                                 Class R Shares
        Investor Class Shares                         Investor Class Shares
      Institutional Class Shares                    Institutional Class Shares